UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(f) Executive Compensation Increases and Option Grants
     The Board of Directors of Alexza Pharmaceuticals has approved the following salary increases for the Company’s executive officers to be effective for the pay period beginning April 5, 2010.

				Calculated
	2009 Year-			2010 Base
Executive Officer	End Salary	Total Increase	Total $ Increase	Salary
Thomas B. King President and Chief Executive Officer	$455,000	3.60%	$16,380	$471,380
James V. Cassella, Ph.D. Senior Vice President, Research and Development	$320,500	3.60%	$11,538	$332,038
August J. Moretti Senior Vice President and Chief Financial Officer	$320,500	3.60%	$11,538	$332,038
Michael J. Simms Senior Vice President, Operations and Quality	$320,500	3.60%	$11,538	$332,038
     The Company will provide additional information regarding the compensation awarded to our “named executive officers” in respect of and during the year ended December 31, 2009, in the proxy statement for our 2010 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in May 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: March 10, 2010	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer